As filed with the Securities and Exchange Commission on October 18, 2010

Registration Statement No. 333-169395

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

AMENDMENT NO. 3 TO

FORM S-11

FOR REGISTRATION

UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ARMOUR Residential REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

3001 Ocean Drive, Suite 201

Vero Beach, FL  32963

(772) 617-4340

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant's Principal Executive Offices)

Scott J. Ulm

Co-Chief Executive Officer

3001 Ocean Drive, Suite 201

Vero Beach, FL  32963

(772) 617-4340

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Bradley D. Houser Akerman Senterfitt One S.E. Third Avenue, 25th Floor Miami, Florida 33131 (305) 374-5600 Facsimile: (305) 374-5095	David Alan Miller Brian L. Ross Jeffrey M. Gallant Graubard Miller 405 Lexington Avenue New York, New York 10174 (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement sha thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC filing fee and the FINRA filing fee are estimated.

Securities and Exchange Commission registration fee	$2,154
Financial Industry Regulatory Authority, Inc. filing fee	$3,973
NYSE Amex Filing Fee	$45,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$60,000
Printing and engraving expenses	$60,000
Transfer agent fees and expenses	$10,000
Miscellaneous	$18,873

Total	$300,000

Item 32. Sales to Special Parties.

In connection with the merger with Enterprise Acquisition Corp., or Enterprise, described in the prospectus forming a part of this registration statement, all of the outstanding common stock of Enterprise held by public stockholders and all of the outstanding warrants of Enterprise held by public and private warrantholders were converted on a one-for-one basis into our securities.

Item 33. Recent Sales of Unregistered Securities.

None.

Item 34. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may by made or threatened to be made a party by reason of their services in those or other capacities unless it is established that:

•

the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•

the director or officer actually received an improper personal benefit in money, property or services; or

•

in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the  act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

•

a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•

any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits.

(a)

Financial Statements.  See page F-1 for an index to the financial statements included in the prospectus of which this registration statement is a part.

(b)

Exhibits.  The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit No.	Document
1.1	Form of Underwriting Agreement between ARMOUR and Ladenburg Thalmann & Co. Inc.*
2.1

Agreement and Plan of Merger dated as of July 29, 2009, by and among Enterprise Acquisition Corp., ARMOUR Residential REIT, Inc., and ARMOUR Merger Sub Corp.  (incorporated by reference to Ex. 2.1 to Registration Statement on Form S-4 filed with the SEC on July 29, 2009).

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.4 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
4.1

Warrant Agreement between Continental Stock Transfer & Trust Company and Enterprise Acquisition Corp. (incorporated by reference to Exhibit 4.4 of Amendment No. 2 to Enterprise Acquisition Corp.'s Registration Statement on Form S-1 filed with the SEC on October 25, 2007)

4.2	Amendment to Warrant Agreement dated November 6, 2009 (incorporated by reference to Exhibit 4.4 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
4.3	Specimen Common Stock Certificate of ARMOUR (incorporated by reference to Exhibit 4.2 of Amendment No. 4 to ARMOUR’s Registration Statement on Form S-4 filed with the SEC on October 13, 2009)

Exhibit No.	Document
4.4	Specimen Warrant Certificate of ARMOUR (incorporated by reference to Exhibit 4.3 of Amendment No. 4 to ARMOUR’s Registration Statement on Form S-4 filed with the SEC on October 13, 2009)
5.1	Opinion of Akerman Senterfitt *
8.1	Tax Opinion of Akerman Senterfitt *
10.1	Management Agreement (incorporated by reference to Exhibit 10.5 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
10.2	Amended and Restated Management Agreement (incorporated by reference to Exhibit 10.8 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
10.3	Sub-Management Agreement (incorporated by reference to Exhibit 10.7 to ARMOUR's Registration Statement on Form S-4 or amendment thereto, filed with the SEC on October 13, 2009)
23.1	Consent of EisnerAmper LLP (formerly Eisner LLP)
23.2	Consent of Akerman Senterfitt (included in Ex. 5.1 and 8.1) *
24.1	Power of Attorney (contained on signature page)*

* Previously filed.

Item 37. Undertakings.

(a)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)

The undersigned registrant hereby further undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to the Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, as of October 18, 2010.

Date: October 18, 2010	ARMOUR RESIDENTIAL REIT, INC.

/s/ Scott J. Ulm
Scott J. Ulm
Co-Chief Executive Officer, Chief Investment Officer, Head of Risk Management and Co-Vice Chairman (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Amendment No. 3 to the Registration Statement on Form S-11 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott J. Ulm	Co-Chief Executive Officer, Chief Investment Officer,	October 18, 2010
Scott J. Ulm	Head of Risk Management and Co-Vice Chairman (Principal Executive Officer)

*	Co-Chief Executive Officer, Chief Financial Officer,	October 18, 2010
Jeffrey J. Zimmer	President and Co-Vice Chairman (Principal Financial and Accounting Officer)

*	Chairman	October 18, 2010
Daniel C. Staton

*	Director	October 18, 2010
Marc H. Bell

*	Director	October 18, 2010
Thomas K. Guba

*	Director	October 18, 2010
Stewart J. Paperin

*	Director	October 18, 2010
John P. Hollihan, III

*	Director	October 18, 2010
Jordan Zimmerman

*	Director	October 18, 2010
Robert C. Hain

* By:	/s/ Scott J. Ulm
Scott J. Ulm
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement between ARMOUR and Ladenburg Thalmann & Co. Inc.*
2.1

Agreement and Plan of Merger dated as of July 29, 2009, by and among Enterprise Acquisition Corp., ARMOUR Residential REIT, Inc., and ARMOUR Merger Sub Corp. (incorporated by reference to Ex. 2.1 to Registration Statement on Form S-4 filed with the SEC on July 29, 2009).

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.4 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
4.1

Warrant Agreement between Continental Stock Transfer & Trust Company and Enterprise Acquisition Corp. (Incorporated by reference to Exhibit 4.4 of Amendment No.2 to Enterprise Acquisition Corp.'s Registration Statement on Form S-1 filed with the SEC on October 25, 2007)

4.2	Amendment to Warrant Agreement dated November 6, 2009 (incorporated by reference to Exhibit 4.4 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
4.3	Specimen Common Stock Certificate of ARMOUR (incorporated by reference to Exhibit 4.2 of Amendment No. 4 to ARMOUR’s Registration Statement on Form S-4 filed with the SEC on October 13, 2009)
4.4	Specimen Warrant Certificate of ARMOUR (incorporated by reference to Exhibit 4.3 of Amendment No. 4 to ARMOUR’s Registration Statement on Form S-4 filed with the SEC on October 13, 2009)
5.1	Opinion of Akerman Senterfitt *
8.1	Tax Opinion of Akerman Senterfitt *
10.1	Management Agreement (incorporated by reference to Exhibit 10.5 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
10.2	Amended and Restated Management Agreement (incorporated by reference to Exhibit 10.8 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
10.3	Sub-Management Agreement (incorporated by reference to Exhibit 10.7 to ARMOUR's Registration Statement on Form S-4 or amendment thereto, filed with the SEC on October 13, 2009)
23.1	Consent of EisnerAmper LLP (formerly Eisner LLP)
23.2	Consent of Akerman Senterfitt (included in Ex. 5.1 and 8.1) *
24.1	Power of Attorney*

* Previously filed